Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for Second Quarter Fiscal Year 2021
Highlights for the Second Quarter of Fiscal Year 2021 (all quarterly comparisons in this document refer to the first quarter of fiscal year 2021, except as noted)
•Net income of $51.3 million, or $0.93 per diluted share, up from $41.3 million, or $0.75 per diluted share
•Net interest income1 of $104.4 million, down from $109.5 million, with net interest margin1 of 3.51%, down from 3.63%
•Noninterest income of $17.2 million, up from $14.1 million
•Noninterest expense of $59.1 million, up from $57.4 million
•Total loans of $9.01 billion, down $506.5 million, including a reduction of $132.7 million in Paycheck Protection Program ("PPP") loans
•Average deposits of $11.27 billion, up $138.9 million
•Allowance for credit losses ("ACL") of $296.0 million, down from $308.8 million, and a ratio of ACL to total loans of 3.28%, up from 3.24%
•Net charge-offs of $7.8 million, or 0.34% of average total loans (annualized), down from $30.4 million and 1.22%, respectively
•Total capital ratio of 15.1%, up from 14.3%; tier 1 capital of 13.5%, up from 12.7%; common equity tier 1 capital of 12.8%, up from 12.0%
•Return on average common equity of 19.8%, up from 15.2%
•The Company's Board of Directors declared a quarterly dividend of $0.01 per share
Sioux Falls, SD - April 29, 2021 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $51.3 million, or $0.93 per diluted share, for the second quarter of fiscal year 2021, compared to net income of $41.3 million, or $0.75 per diluted share, for the first quarter of fiscal year 2021.
"I am proud of our continued improvement this quarter and the laser focus and dedication of the Great Western team," said Mark Borrecco, President and Chief Executive Officer. "We strengthened our capital position posting net income of $92.6 million and earnings per diluted share of $1.68 through the first half of fiscal year 2021, along with 17.4% return on average common equity. Credit quality also showed progress with both nonaccrual and classified loans down 12.4% this fiscal year, and loans with payment deferrals dropping to $19.7 million. This improvement, along with our allowance for credit loss coverage of 3.50% excluding PPP, reinforces our conservative approach on managing underwriting and risk management of the portfolio as our markets evolve into their new normal post pandemic.
In addition, we are excited to launch our new small business platform, which will transform the small business client experience while reducing our average small business loan closing time from 22 days to 3. This enhancement, along with our investments in treasury management and the improving outlook for the agricultural loan portfolio positions Great Western well for building momentum."
Impact and Response to COVID-19 Pandemic
We remain focused on keeping our employees safe and our bank running effectively to serve our customers. Our branches have been reopened across our footprint, and we are targeting 75% employee occupancy in our offices by June, with plans for return in August involving remote work optionality and adherence to CDC guidelines in the office. For our customers, we have supported PPP, having provided $727.3 million in loans to over 4,800 customers in the first round followed by $196.0 million to over 2,500 customers in the second round. Related to PPP forgiveness, we have processed $356.5 million of loans for over 2,000 customers. Additionally, we have granted both full and partial payment deferrals to help provide relief from COVID-19, which resulted in a peak of $1.69 billion of loans on deferral as of the third quarter of fiscal year 2020. As of April 16, 2021 the balance of loans with a payment deferral was $19.7 million, or 0.24% of total loans excluding PPP, compared to $113.0 million as of January 13, 2021.
Net Interest Income and Net Interest Margin1
Net interest income was $104.4 million for the quarter, a decrease of $5.1 million, while net interest margin was 3.51%, a 12 basis point decrease from 3.63%. Adjusted net interest income2 was $101.3 million, a decrease of $4.8 million, and adjusted net interest margin2 was 3.40%, also a 12 basis point decrease from 3.52%. Interest income was lower by $6.6 million as loan interest decreased by $7.1 million while securities and other interest income increased by $0.5 million. Loan interest reflects a $2.2 million decrease in
1 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
2 This is a non-GAAP financial measure management believes is helpful to understanding trends in business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
1-

Exhibit 99.1
nonaccrual interest recoveries, a $4.4 million decrease driven by lower loan volumes, and a $4.7 million decrease due to lower day count and other loan fees, all partially offset with a net $4.2 million increase in PPP interest and fee income. The decrease in interest income was partially offset by a $1.6 million decrease in interest expense driven by a $0.7 million decrease from lower time deposit volumes and a 16 basis point decrease in yield to 0.52% combined with a net $0.8 million decrease driven primarily by a 5 basis point decrease in yield of interest-bearing deposits to 0.17%.
Noninterest Income
Noninterest income was $17.2 million for the quarter, an increase of $3.0 million from the prior quarter. The increase was driven by a $2.4 million increase in other derivative income from a favorable credit adjustment on derivatives and a $1.7 million improvement in FVO credit risk. These were partially offset by a $1.0 million decrease in service charges from lower overdraft activity and a seasonal decrease in crop insurance revenue.
Noninterest Expense
Total noninterest expense was $59.1 million for the quarter, an increase of $1.7 million from the prior quarter. The increase was driven by a $1.6 million increase in salaries and benefits due to annual merit increases and accrued incentives, a $0.3 million increase in data processing costs due to various software maintenance and upgrades, a $0.4 million increase in consulting costs to support strategic initiatives and a $0.3 million increase in seasonal grounds maintenance. These were partially offset by a $0.4 million decrease in other real estate owned operating costs and a $0.5 million decrease in FDIC insurance premiums.
The efficiency ratio2 was 48.4% for the quarter, compared to 46.2% for the prior quarter.
Provision for Income Taxes
Income tax expense was $14.7 million for the quarter, an increase of $3.3 million from the prior quarter, yielding an effective rate of 22.2% compared to 21.6%.
Asset Quality
The ACL, as quantified by the Company under the CECL methodology adopted October 1, 2020, was $296.0 million as of March 31, 2021, a decrease of $12.8 million from $308.8 million as of December 31, 2020. The decrease was primarily driven by the lower loan volumes and the impact from improved economic forecast assumptions. The ratio of ACL to total loans was 3.28% as of March 31, 2021, an increase from 3.24% as of December 31, 2020. Excluding PPP loans the ratio was 3.50% for the current and prior quarter.
Net charge-offs were $7.8 million, or 0.34% of average total loans (annualized) for the quarter, down $22.6 million and 88 basis points from the prior quarter, respectively. The decrease was driven primarily by $25.6 million of charge-offs that occurred in the prior quarter related to a bulk sale of hotel portfolio loans.
As a result, the provision for credit losses on loans resulted in a $5.0 million net benefit for the quarter, compared to an $11.9 million provision in the prior quarter, as the required reserves released from the decreased loan volume more than offset the net charge-offs in the period.
Included within total loans are approximately $568.9 million of loans, down from $611.6 million as of December 31, 2020, with long-term, fixed rate structures using derivatives for which management has elected the fair value accounting option. These loans are excluded from CECL and the ACL, but management has estimated that approximately $27.4 million of the fair value adjustment for these loans relates to credit risk, which is 4.82% of the fair value option loans and 0.30% of total loans, compared to approximately $27.5 million of the fair value adjustment for these loans relates to credit risk, which is 4.49% of the fair value loans and 0.29% of total loans as of December 31, 2020.
Nonaccrual loans were $284.5 million as of March 31, 2021, a decrease of $7.9 million from $292.4 million as of December 31, 2020, largely driven by two payoffs from successful workouts and no material downgrades. Classified loans, which include nonaccrual loans, were $673.9 million as of March 31, 2021, a decrease of $43.0 million from $716.9 million as of December 31, 2020, driven by a $23.0 million decrease in agriculture loans from a number of upgrades and payoffs, the sale of a $23.5 million classified hotel loan, and the upgrade of a $35.8 million agri-related relationship, all partially offset with $41.4 million in downgraded hotel loans. Total other repossessed property balances were $17.5 million for the quarter, a decrease of $0.6 million from the prior quarter.
2-

Exhibit 99.1
A summary of total credit-related charges incurred during the current and comparable six month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the six months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	March 31, 2020
		(dollars in thousands)
Provision (reversal of provision) for credit losses ¹	(Reversal of) provision for credit losses ¹	$6,899	$79,898	$(5,000)	$11,899	$71,795
Increase provision for unfunded commitments reserve ¹	Other noninterest expense ¹	—	644	—	—	444
Net other repossessed property charges (income)	Net (gain) loss on repossessed property and other related expenses	291	6,033	(54)	345	5,691
Net (recovery) reversal of interest income on nonaccrual loans	Interest income on loans	(3,620)	3,094	(707)	(2,913)	1,088
Net realized credit loss on derivatives	Change in fair value of FVO loans and related derivatives	210	—	—	210	—
Loan fair value adjustment related to credit	Change in fair value of FVO loans and related derivatives	1,437	12,657	(27)	1,464	10,523
Total credit-related charges		$5,217	$102,326	$(5,788)	$11,005	$89,541
[1] Beginning in the first quarter of fiscal year 2021, increase (decrease) in unfunded commitment reserve is included in provision for credit losses.
We continue to evaluate the impact of COVID-19 on our loan portfolio. Industries such as hotels & resorts (excluding casino hotels), casino hotels, restaurants, theaters, oil & energy, retail malls, airlines and healthcare have experienced uncharacteristic revenue loss due to COVID-19. Since the beginning of the pandemic we have been closely monitoring the following loan segments (excluding PPP loans) given elevated industry risk from COVID-19: hotels & resorts (excluding casino hotels) with $783.7 million, or 9.3% of total loans, restaurants with $124.3 million, or 1.5% of total loans, arts and entertainment with $119.4 million, or 1.4% of total loans, senior care with $314.2 million, or 3.7% of total loans, and skilled nursing with $212.3 million, or 2.5% of total loans, for a total exposure of $1.55 billion, or 18.4% of total loans excluding PPP loans, and $205.9 million of which was classified as of March 31, 2021. Loan exposure in such other identified industries is either immaterial or has not shown general distress thus far.
Loans and Deposits
Total loans outstanding were $9.01 billion as of March 31, 2021, a decrease of $506.5 million from the prior quarter. The decrease in loans during the quarter was driven by a $132.7 million net decrease in PPP loans, paydowns of criticized loans, commercial real estate loans refinanced in the secondary market and an increase in paydowns across commercial, agriculture and consumer from property sales and excess liquidity.
Total deposits were $11.56 billion as of March 31, 2021, an increase of $190.7 million from the prior quarter, driven by a $202.4 million increase in checking and savings balances and a $59.2 million increase in other interest-bearing deposits, partially offset by a $70.9 million decrease in time deposits.
Capital
Tier 1 and total capital ratios were 13.5% and 15.1%, respectively, as of March 31, 2021, compared to 12.7% and 14.3% as of December 31, 2020. The common equity tier 1 capital ratio and tier 1 leverage ratio were 12.8% and 10.0%, respectively, as of March 31, 2021, compared to 12.0% and 9.7% as of December 31, 2020. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On April 29, 2021, the Company's Board of Directors declared a dividend of $0.01 per common share, payable on May 28, 2021 to stockholders of record as of close of business on May 14, 2021.
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2021 on Thursday, April 29, 2021 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed by visiting ir.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 13, 2021. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10153589. International callers should dial (412) 317-0088 and enter the same conference ID number.
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Exhibit 99.1
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 pandemic and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarter ended December 31, 2020 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$227,769	$259,817	$110,574	$117,195	$118,429	$121,472	$126,757
Interest expense	13,816	49,624	$6,127	$7,689	$10,903	$13,620	$23,260
Noninterest income	31,341	15,650	$17,193	$14,148	$(3,950)	$(11,683)	$(83)
Noninterest expense	116,552	865,383	$59,103	$57,449	$74,936	$67,049	$808,453
Provision for credit losses ³	6,899	79,898	$(5,000)	$11,899	$16,853	$21,641	$71,795
Net income	92,618	(697,344)	$51,299	$41,319	$11,136	$5,400	$(740,618)
Adjusted net income ¹	$92,618	$72,354	$51,299	$41,319	$11,136	$5,400	$29,080
Common shares outstanding	55,111,403	55,013,928	55,111,403	55,105,105	55,014,189	55,014,047	55,013,928
Weighted average diluted common shares outstanding	55,351,871	56,141,816	55,456,399	55,247,343	55,164,548	55,145,619	55,906,002
Earnings per common share - diluted	$1.68	$(12.42)	$0.93	$0.75	$0.20	$0.10	$(13.25)
Adjusted earnings per common share - diluted ¹	$1.68	$1.29	$0.93	$0.75	$0.20	$0.10	$0.52
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.57%	3.63%	3.51%	3.63%	3.51%	3.57%	3.59%
Adjusted net interest margin (FTE) ¹ ²	3.46%	3.60%	3.40%	3.52%	3.40%	3.47%	3.55%
Return on average total assets ²	1.47%	(10.86)%	1.64%	1.30%	0.35%	0.17%	(23.16)%
Return on average common equity ²	17.4%	(72.9)%	19.8%	15.2%	3.8%	1.9%	(155.3)%
Return on average tangible common equity ¹ ²	17.6%	2.8%	20.0%	15.3%	3.9%	2.0%	(9.3)%
Efficiency ratio ¹	47.3%	54.1%	48.4%	46.2%	72.1%	69.4%	63.5%
Capital:
Tier 1 capital ratio	13.5%	11.3%	13.5%	12.7%	11.8%	11.3%	11.3%
Total capital ratio	15.1%	12.9%	15.1%	14.3%	13.3%	12.9%	12.9%
Tier 1 leverage ratio	10.0%	9.2%	10.0%	9.7%	9.4%	9.3%	9.2%
Common equity tier 1 ratio	12.8%	10.6%	12.8%	12.0%	11.0%	10.6%	10.6%
Tangible common equity / tangible assets ¹	8.4%	9.3%	8.4%	8.3%	9.2%	8.9%	9.3%
Book value per share - GAAP	$19.85	$20.97	$19.85	$19.39	$21.14	$21.10	$20.97
Tangible book value per share ¹	$19.75	$20.84	$19.75	$19.28	$21.03	$20.98	$20.84
Asset Quality:
Nonaccrual loans	$284,541	$213,075	$284,541	$292,357	$324,946	$274,475	$213,075
Other repossessed property	$17,529	$27,289	$17,529	$18,086	$20,034	$19,231	$27,289
Nonaccrual loans / total loans	3.16%	2.20%	3.16%	3.07%	3.22%	2.66%	2.20%
Net charge-offs (recoveries)	$38,199	$14,722	$7,841	$30,358	$15,124	$9,433	$8,626
Net charge-offs (recoveries) / average total loans ²	0.80%	0.31%	0.34%	1.22%	0.59%	0.37%	0.36%
Allowance for credit losses / total loans	3.28%	1.40%	3.28%	3.24%	1.49%	1.44%	1.40%
Watch-rated loans (under former risk rating system) ⁴	n/a	$420,252	n/a	n/a	$982,841	$477,128	$420,252
Special mention loans ⁴	$512,320	n/a	$512,320	$453,484	n/a	n/a	n/a
Criticized loans (special mention or worse) ⁴	$1,186,174	n/a	$1,186,174	$1,170,432	n/a	n/a	n/a
Classified loans (substandard or worse)	$673,854	$629,327	$673,854	$716,948	$769,515	$702,795	$629,327

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.
[3] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the provision for loan and lease losses under the incurred model.

[4] Upon implementation of the new risk rating system on October 1, 2020, the reported Watch rating was retired and new Special Mention loans and Criticized loans ratings were introduced for monitoring and reporting purposes.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Interest income
Loans	$207,597	$232,787	$100,274	$107,323	$107,522	$109,227	$113,356
Investment securities	16,437	22,827	8,318	8,119	9,294	10,532	11,329
Federal funds sold and other	560	1,166	405	155	105	112	558
Total interest income	224,594	256,780	108,997	115,597	116,921	119,871	125,243
Interest expense
Deposits	10,471	40,807	4,479	5,992	7,785	10,011	18,867
FHLB advances and other borrowings	1,736	6,268	856	880	2,221	2,539	3,155
Subordinated debentures and subordinated notes payable	1,609	2,549	792	817	897	1,070	1,238
Total interest expense	13,816	49,624	6,127	7,689	10,903	13,620	23,260
Net interest income	210,778	207,156	102,870	107,908	106,018	106,251	101,983
Provision for (reversal of) credit losses ¹	6,899	79,898	(5,000)	11,899	16,853	21,641	71,795
Net interest income after provision for loan and lease losses	203,879	127,258	107,870	96,009	89,165	84,610	30,188
Noninterest income
Service charges and other fees	18,223	20,597	8,599	9,624	9,413	7,731	9,188
Wealth management fees	6,211	6,086	3,182	3,029	2,913	2,773	3,122
Mortgage banking income, net	7,780	2,757	3,690	4,090	3,780	2,422	1,145
Net gain (loss) on sale of securities and other assets	247	—	(1)	248	7,890	—	—
Derivative interest expense	(6,575)	(2,141)	(3,182)	(3,393)	(3,541)	(3,040)	(1,251)
Change in fair value of FVO loans and related derivatives	(1,630)	(12,657)	42	(1,672)	(24,648)	(25,001)	(10,533)
Other derivative income (loss)	4,153	(1,292)	3,255	898	(890)	2,242	(2,889)
Other	2,932	2,300	1,608	1,324	1,133	1,190	1,135
Total noninterest income (loss)	31,341	15,650	17,193	14,148	(3,950)	(11,683)	(83)
Noninterest expense
Salaries and employee benefits	76,679	73,217	39,125	37,554	37,182	39,042	37,312
Data processing and communication	12,771	11,896	6,545	6,226	6,742	5,817	6,123
Occupancy and equipment	10,724	10,690	5,511	5,213	5,332	5,251	5,597
Professional fees	7,649	9,027	3,734	3,915	5,552	7,382	5,263
Advertising	1,033	1,823	477	556	823	750	958
Net loss (gain) on repossessed property and other related expenses	291	6,033	(54)	345	4,350	2,475	5,691
Goodwill and intangible assets impairment	—	742,352	—	—	—	—	742,352
Other	7,405	10,345	3,765	3,640	14,955	6,332	5,157
Total noninterest expense	116,552	865,383	59,103	57,449	74,936	67,049	808,453
Income (loss) before income taxes	118,668	(722,475)	65,960	52,708	10,279	5,878	(778,348)
Provision for (benefit from) income taxes	26,050	(25,131)	14,661	11,389	(857)	478	(37,730)
Net income (loss)	$92,618	$(697,344)	$51,299	$41,319	$11,136	$5,400	$(740,618)
[1] For both the three and six months ended March 31, 2021, this line includes a $(0.1) million decrease in provision for unfunded commitments reserve. For the three and six months ended March 31, 2020, increase in provision for unfunded commitments reserve of $0.4 million and $0.6 million, respectively, were recorded in other noninterest expense in the consolidated income statement.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands)
Assets
Cash and cash equivalents	$1,383,071	$1,061,796	$432,887	$311,585	$347,486
Investment securities	2,265,261	2,059,615	1,774,626	1,972,626	1,990,027
Total loans	9,011,352	9,517,876	10,076,142	10,313,999	9,693,295
Allowance for credit losses ¹	(295,953)	(308,794)	(149,887)	(148,158)	(135,950)
Loans, net	8,715,399	9,209,082	9,926,255	10,165,841	9,557,345
Other assets	650,008	483,890	470,671	484,276	492,950
Total assets	$13,013,739	$12,814,383	$12,604,439	$12,934,328	$12,387,808
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,845,309	$2,858,455	$2,586,743	$2,592,376	$1,973,629
Interest-bearing deposits	8,718,745	8,514,863	8,422,036	8,558,238	8,205,486
Total deposits	11,564,054	11,373,318	11,008,779	11,150,614	10,179,115
Securities sold under agreements to repurchase	63,153	80,355	65,506	70,362	64,809
FHLB advances and other borrowings	120,000	120,000	195,000	355,000	800,000
Other liabilities	172,613	172,209	172,221	197,708	190,420
Total liabilities	11,919,820	11,745,882	11,441,506	11,773,684	11,234,344
Stockholders' equity	1,093,919	1,068,501	1,162,933	1,160,644	1,153,464
Total liabilities and stockholders' equity	$13,013,739	$12,814,383	$12,604,439	$12,934,328	$12,387,808
[1] Prior to the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, on October 1, 2020, this line represented the allowance for loan and lease losses under the incurred loss model.

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of			Fiscal year-to-date:
	March 31, 2021	December 31, 2020	September 30, 2020	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$472,939	$482,462	$415,440	$57,499	13.8%
Owner-occupied CRE	1,381,693	1,411,558	1,411,894	(30,201)	(2.1)%
Non-owner-occupied CRE	2,340,206	2,660,682	2,910,965	(570,759)	(19.6)%
Multifamily residential real estate	619,353	476,159	536,642	82,711	15.4%
Total commercial real estate	4,814,191	5,030,861	5,274,941	(460,750)	(8.7)%
Agriculture	1,549,926	1,635,952	1,724,350	(174,424)	(10.1)%
Commercial non-real estate	1,897,569	2,054,478	2,181,656	(284,087)	(13.0)%
Residential real estate	660,450	708,086	830,102	(169,652)	(20.4)%
Consumer and other ¹	89,216	88,499	100,553	(11,337)	(11.3)%
Total loans	9,011,352	9,517,876	10,111,602	(1,100,250)	(10.9)%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process ²	—	—	(35,460)	35,460	(100.0)%
Total loans	$9,011,352	$9,517,876	$10,076,142	$(1,064,790)	(10.6)%

[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, leases. Loans in process are included in this category beginning first quarter of fiscal year 2021.

[2] Beginning in the first quarter of fiscal year 2021, loan segments are presented based on amortized cost, which includes unpaid principal balance, unamortized discount on acquired loans, and unearned net deferred fees and costs, as a part of the adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$818,162	$213	0.11%	$492,105	$155	0.12%	$56,883	$558	3.95%
Other interest-earning assets	71,330	192	1.09%	—	—	—%	—	—	—%
Investment securities	2,167,784	8,318	1.56%	1,905,771	8,119	1.69%	1,987,045	11,329	2.29%
Non-ASC 310-30 loans, net ³	9,016,221	101,851	4.58%	9,567,679	108,921	4.52%	9,496,153	113,484	4.81%
ASC 310-30 loans, net ⁴	—	—	—%	—	—	—%	50,372	1,386	11.07%
Loans, net	9,016,221	101,851	4.58%	9,567,679	108,921	4.52%	9,546,525	114,870	4.84%
Total interest-earning assets	12,073,497	110,574	3.71%	11,965,555	117,195	3.89%	11,590,453	126,757	4.40%
Noninterest-earning assets	602,004			614,946			1,273,143
Total assets	$12,675,501	$110,574	3.54%	$12,580,501	$117,195	3.70%	$12,863,596	$126,757	3.96%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,713,360			$2,664,117			$1,942,686
Interest-bearing deposits	7,550,507	$3,196	0.17%	7,278,073	$3,966	0.22%	6,473,524	$12,083	0.75%
Time deposits	1,004,405	1,283	0.52%	1,187,148	2,026	0.68%	1,686,977	6,784	1.62%
Total deposits	11,268,272	4,479	0.16%	11,129,338	5,992	0.21%	10,103,187	18,867	0.75%
Securities sold under agreements to repurchase	69,282	13	0.08%	78,639	18	0.09%	56,369	24	0.17%
FHLB advances and other borrowings	120,000	843	2.85%	120,000	862	2.85%	581,834	3,131	2.16%
Subordinated debentures and subordinated notes payable	108,879	792	2.95%	108,846	817	2.98%	108,714	1,238	4.58%
Total borrowings	298,161	1,648	2.24%	307,485	1,697	2.19%	746,917	4,393	2.37%
Total interest-bearing liabilities	11,566,433	$6,127	0.21%	11,436,823	$7,689	0.27%	10,850,104	$23,260	0.86%
Noninterest-bearing liabilities	59,680			61,601			95,457
Stockholders' equity	1,049,388			1,082,077			1,918,035
Total liabilities and stockholders' equity	$12,675,501			$12,580,501			$12,863,596
Net interest spread			3.33%			3.43%			3.10%
Net interest income and net interest margin (FTE)		$104,447	3.51%		$109,506	3.63%		$103,497	3.59%
Less: Tax equivalent adjustment		1,577			1,598			1,514
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$102,870	3.46%		$107,908	3.58%		$101,983	3.54%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.4 million for the second quarter of fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For the second quarter of fiscal year 2021, all amounts were included in other interesting-earning assets.

[3] Interest income includes $0.0 million and $0.4 million for the second quarter of fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

8-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Six Months Ended
	March 31, 2021			March 31, 2020
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$655,133	$316	0.10%	$44,843	$1,166	5.20%
Other interest-earning assets	45,637	244	1.07%	—	—	—%
Investment securities	2,026,806	16,437	1.63%	1,945,698	22,827	2.35%
Non-ASC 310-30 loans, net ³	9,291,950	210,772	4.55%	9,525,157	232,716	4.89%
ASC 310-30 loans, net ⁴	—	—	—%	51,334	3,108	12.11%
Loans, net	9,291,950	210,772	4.55%	9,576,491	235,824	4.93%
Total interest-earning assets	12,019,526	227,769	3.80%	11,567,032	259,817	4.49%
Noninterest-earning assets	608,475			1,270,562
Total assets	$12,628,001	$227,769	3.62%	$12,837,594	$259,817	4.05%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,688,739			$1,959,885
Interest-bearing deposits	7,414,290	$7,162	0.19%	6,390,193	$25,456	0.80%
Time deposits	1,095,776	3,309	0.61%	1,767,465	15,351	1.74%
Total deposits	11,198,805	10,471	0.19%	10,117,543	40,807	0.81%
Securities sold under agreements to repurchase	73,960	31	0.08%	61,448	55	0.18%
FHLB advances and other borrowings	120,000	1,705	2.85%	539,434	6,213	2.30%
Subordinated debentures and subordinated notes payable	108,863	1,609	2.96%	108,688	2,549	4.69%
Total borrowings	302,823	3,345	2.22%	709,570	8,817	2.49%
Total interest-bearing liabilities	11,501,628	$13,816	0.24%	10,827,113	$49,624	0.92%
Noninterest-bearing liabilities	60,641			97,204
Stockholders' equity	1,065,732			1,913,277
Total liabilities and stockholders' equity	$12,628,001			$12,837,594
Net interest spread			3.38%			3.13%
Net interest income and net interest margin (FTE)		$213,953	3.57%		$210,193	3.63%
Less: Tax equivalent adjustment		3,175			3,037
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$210,778	3.52%		$207,156	3.58%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.8 million for fiscal year 2020 resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets. For fiscal year 2021, all amounts were included in other interest-earning assets.

[3] Interest income includes $0.0 million and $1.0 million for the fiscal years 2021 and 2020, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.
[4] Beginning in the first quarter of fiscal year 2021, ASC 310-30 loans began being reported with non-ASC 310-30 loans. Upon adoption of ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, and subsequent related ASUs, discounts on ASC 310-30 loans related to noncredit factors accreted to interest income were immaterial.

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Exhibit 99.1
Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, pre-tax pre-provision income ("PTPP"), tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the second quarter of fiscal year 2020 COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our PTPP income excludes total provision for credit losses, credit gains/losses on loans held for investment measured at fair value and goodwill impairment. Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share), measure our ability to generate capital by providing net income excluding credit losses (for PTPP income) and measure net income based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans and adjusted yield on loans. We adjust each of these four measures to include the derivative interest expense we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net income (loss) - GAAP	$92,618	$(697,344)	$51,299	$41,319	$11,136	$5,400	$(740,618)
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	—	713,013	—	—	—	—	713,013
Add: COVID-19 impact on credit and other related charges, net of tax	—	56,685	—	—	—	—	56,685
Adjusted net income	$92,618	$72,354	$51,299	$41,319	$11,136	$5,400	$29,080

Weighted average diluted common shares outstanding	55,351,871	56,141,816	55,456,399	55,247,343	55,164,548	55,145,619	55,906,002
Earnings per common share - diluted	$1.68	$(12.42)	$0.93	$0.75	$0.20	$0.10	$(13.25)
Adjusted earnings per common share - diluted	$1.68	$1.29	$0.93	$0.75	$0.20	$0.10	$0.52

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands except share and per share amounts)
Pre-tax pre-provision income ("PTPP"):
Income (loss) before income taxes - GAAP	$118,668	$(722,475)	$65,960	$52,708	$10,279	$5,878	$(778,348)
Add: Provision for credit losses - GAAP	6,899	79,898	(5,000)	11,899	16,853	21,641	71,795
Add: Change in fair value of FVO loans and related derivatives - GAAP	1,630	12,657	(42)	1,672	24,648	25,001	10,533
Add: Goodwill impairment - GAAP	—	742,352	—	—	—	—	742,352
Pre-tax pre-provision income	$127,197	$112,432	$60,918	$66,279	$51,780	$52,520	$46,332

Tangible net income and return on average tangible common equity:
Net income (loss) - GAAP	$92,618	$(697,344)	$51,299	$41,319	$11,136	$5,400	$(740,618)
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	522	713,817	261	261	261	261	713,440
Tangible net income (loss)	$93,140	$16,473	$51,560	$41,580	$11,397	$5,661	$(27,178)

Average common equity	$1,065,732	$1,913,277	$1,049,388	$1,082,077	$1,174,996	$1,163,724	$1,918,035
Less: Average goodwill and other intangible assets	5,873	744,702	5,742	6,004	6,265	6,527	741,257
Average tangible common equity	$1,059,859	$1,168,575	$1,043,646	$1,076,073	$1,168,731	$1,157,197	$1,176,778

Return on average common equity *	17.4%	(72.9)%	19.8%	15.2%	3.8%	1.9%	(155.3)%
Return on average tangible common equity **	17.6%	2.8%	20.0%	15.3%	3.9%	2.0%	(9.3)%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$210,778	$207,156	$102,870	$107,908	$106,018	$106,251	$101,983
Add: Tax equivalent adjustment	3,175	3,037	1,577	1,598	1,508	1,601	1,514
Net interest income (FTE)	213,953	210,193	104,447	109,506	107,526	107,852	103,497
Add: Derivative interest expense	(6,575)	(2,141)	(3,182)	(3,393)	(3,541)	(3,040)	(1,251)
Adjusted net interest income (FTE)	$207,378	$208,052	$101,265	$106,113	$103,985	$104,812	$102,246

Average interest-earning assets	$12,019,526	$11,567,032	$12,073,497	$11,965,555	$12,184,093	$12,156,505	$11,590,453
Net interest margin (FTE) *	3.57%	3.63%	3.51%	3.63%	3.51%	3.57%	3.59%
Adjusted net interest margin (FTE) **	3.46%	3.60%	3.40%	3.52%	3.40%	3.47%	3.55%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$207,597	$229,679	$100,274	$107,323	$106,305	$107,725	$111,970
Add: Tax equivalent adjustment	3,175	3,037	1,577	1,598	1,508	1,601	1,514
Interest income (FTE)	210,772	232,716	101,851	108,921	107,813	109,326	113,484
Add: Derivative interest expense	(6,575)	(2,141)	(3,182)	(3,393)	(3,541)	(3,040)	(1,251)
Adjusted interest income (FTE)	$204,197	$230,575	$98,669	$105,528	$104,272	$106,286	$112,233

Average non-ASC310-30 loans	$9,291,950	$9,525,157	$9,016,221	$9,567,679	$9,977,591	$9,974,802	$9,496,153
Yield (FTE) *	4.55%	4.89%	4.58%	4.52%	4.30%	4.41%	4.81%
Adjusted yield (FTE) **	4.41%	4.84%	4.44%	4.38%	4.16%	4.29%	4.75%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the six months ended:		At and for the three months ended:
	March 31, 2021	March 31, 2020	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(dollars in thousands except share and per share amounts)
Efficiency ratio:
Total revenue - GAAP	$242,119	$222,806	$120,063	$122,056	$102,068	$94,568	$101,900
Add: Tax equivalent adjustment	3,175	3,037	1,577	1,598	1,508	1,601	1,514
Total revenue (FTE)	$245,294	$225,843	$121,640	$123,654	$103,576	$96,169	$103,414

Noninterest expense	$116,552	$865,383	$59,103	$57,449	$74,936	$67,049	$808,453
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	522	743,206	261	261	261	278	742,779
Tangible noninterest expense	$116,030	$122,177	$58,842	$57,188	$74,675	$66,771	$65,674

Efficiency ratio *	47.3%	54.1%	48.4%	46.2%	72.1%	69.4%	63.5%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,093,919	$1,153,464	$1,093,919	$1,068,501	$1,162,933	$1,160,644	$1,153,464
Less: Goodwill and other intangible assets	5,643	6,703	5,643	5,904	6,164	6,425	6,703
Tangible common equity	$1,088,276	$1,146,761	$1,088,276	$1,062,597	$1,156,769	$1,154,219	$1,146,761

Total assets	$13,013,739	$12,387,808	$13,013,739	$12,814,383	$12,604,439	$12,934,328	$12,387,808
Less: Goodwill and other intangible assets	5,643	6,703	5,643	5,904	6,164	6,425	6,703
Tangible assets	$13,008,096	$12,381,105	$13,008,096	$12,808,479	$12,598,275	$12,927,903	$12,381,105

Tangible common equity to tangible assets	8.4%	9.3%	8.4%	8.3%	9.2%	8.9%	9.3%

Tangible book value per share:
Total stockholders' equity	$1,093,919	$1,153,464	$1,093,919	$1,068,501	$1,162,933	$1,160,644	$1,153,464
Less: Goodwill and other intangible assets	5,643	6,703	5,643	5,904	6,164	6,425	6,703
Tangible common equity	$1,088,276	$1,146,761	$1,088,276	$1,062,597	$1,156,769	$1,154,219	$1,146,761

Common shares outstanding	55,111,403	55,013,928	55,111,403	55,105,105	55,014,189	55,014,047	55,013,928
Book value per share - GAAP	$19.85	$20.97	$19.85	$19.39	$21.14	$21.10	$20.97
Tangible book value per share	$19.75	$20.84	$19.75	$19.28	$21.03	$20.98	$20.84
GREAT WESTERN BANCORP, INC.
Investor Relations Contact:
Seth Artz, 605.988.9253
seth.artz@greatwesternbank.com
Media Contact:
Lexie Feterl, 605.978.5829
alexis.feterl@greatwesternbank.com
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